Exhibit 5.1

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626-1925

Tel: +1.714.540.1235 Fax: +1.714.755.8290

www.lw.com

FIRM / AFFILIATE OFFICES

Austin                 Milan

Beijing                 Munich

Boston                 New York

Brussels              Orange County

Chicago               Paris

Dubai                   Riyadh

Düsseldorf          San Diego

Frankfurt              San Francisco

Hamburg              Seoul

Hong Kong         Silicon Valley

Houston              Singapore

London                Tel Aviv

Los Angeles       Tokyo

Madrid                 Washington, D.C

September 26, 2025

Bolt Projects Holdings, Inc.

2261 Market Street, Suite 5447

San Francisco, California 94114

Re: Bolt Projects Holdings, Inc. – Registration Statement on Form S-1

To the addressee set forth above:

We have acted as special counsel to Bolt Projects Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S–1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time, in each case, by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of (i) up to 20,000,000 shares (the “Purchase Shares”) of common stock, par value $0.0001 per share, of the Company (“common stock”) that may be issued and sold to the Selling Stockholder from time to time by the Company pursuant to that certain equity purchase agreement, dated as of September 12, 2025, by and between the Company and the Selling Stockholder (the “Purchase Agreement”) and (ii) 85,588 shares of common stock (the “Commitment Shares” and, together with the Purchase Shares, the “Shares”) that were issued to the Selling Stockholder by the Company as consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of common stock from the Company pursuant to the Purchase Agreement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer and sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

September 26, 2025

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Commitment Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.	When the Purchase Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Selling Stockholder, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Purchase Agreement, the issuance and sale of the Purchase Shares will have been duly authorized by all necessary corporate action of the Company, and the Purchase Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that certain terms of the Purchase Shares to be issued by the Company from time to time will be authorized and approved by the Company’s board of directors (the “Board”) or one or more committees thereof established by the Board or other person or body designated by the Board having the authority to issue and sell Purchase Shares pursuant to the Purchase Agreement in accordance with the DGCL, the certificate of incorporation, the bylaws of the Company and certain resolutions of the Board and one or more committees thereof.

In rendering the foregoing opinions, we have assumed that (i) the Company complied or will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the Purchase Shares, the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under its certificate of incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP